UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 20, 2011

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 20, 2011 Wizzard Software Corporation, a Colorado corporation (the “Company”), executed a Securities Purchase Agreement (the “SPA”) with six institutional investors (the “Investors”), by which the Investors agreed to purchase 14,000,000 units at a price of $0.22 per unit (the “Offering”).  Each unit consists of one share of the Company’s one mill ($0.001) par value common stock (the “Shares”) and a warrant to purchase up to 37.73705% of one additional share of the Company’s common stock at an exercise price of $0.43 per share (the “Warrants”).  The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Securities and Exchange Commission File No. 333-162142) that was declared effective by the Commission on December 11, 2009, and its Prospectus Supplement No. 2 that was filed with the Commission as part of the shelf takedown thereunder.  Chardan Capital Markets, LLC acted as the exclusive placement agent and received placement agent fees of $206,400 in connection with the Offering.

Each Warrant will be exercisable for five years from the initial exercise date which commences 181 days following the closing date.  Additionally, for a period of 13 months following the closing date, the investors shall have a 50% participation right in subsequent Company financings involving the issuance of common stock or common stock equivalents.

Copies of the form of Securities Purchase Agreement and form of Warrant are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the forms of Securities Purchase Agreement and Warrant do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto which are incorporated by reference.

On January 25, 2011, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

None; not applicable.

(b)  Pro forma financial information.

None; not applicable.

(c)  Shell company transactions.

None; not applicable.

(d)  Exhibits.

Exhibit No.

Description

10.1

Form of Securities Purchase

Agreement

10.2

Form of Warrant

99

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION,

a Colorado corporation

Dated:  1/25/2011

By /s/ Christopher J. Spencer

Christopher J. Spencer, President